UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2016

WESTROCK COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001−37484 (Commission File Number)	47-3335141 (I.R.S. Employer Identification No.)
501 South 5th Street, Richmond. VA (Address of Principal Executive Office)		23219 (Zip Code)

N/A

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (804) 444-1000

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[_] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[_] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 7.01 Regulation FD Disclosure

As previously announced, on May 15, 2016, WestRock Company (“WestRock”) completed the separation of its specialty chemicals business to form Ingevity Corporation (“Ingevity”). WestRock acquired the specialty chemicals business in connection with the July 1, 2015 combination of Rock-Tenn Company and MeadWestvaco Corporation. Therefore, WestRock’s historical financial statements have included the specialty chemicals business since the fourth quarter of fiscal 2015.

WestRock is furnishing this current report on Form 8-K to provide investors with supplemental financial information for each of the prior seven quarters to reflect the separation of Ingevity. The combined financial results disclosed as “combined” do not reflect WestRock’s pro forma results on a GAAP basis, but rather represent the addition of RockTenn’s and MeadWestvaco’s individual results. MeadWestvaco’s results have been recast for changes to charge the MeadWestvaco segments for items such as additional corporate costs, pension service costs and stock-based compensation in order to be consistent with WestRock’s methodology, as well as to remove interest expense and other income, net from MeadWestvaco’s Corporate and Other category. The combined results for RockTenn and MeadWestvaco also do not reflect the effect of any purchase accounting adjustments, including but not limited to the elimination of intercompany sales and the fair value of assets and liabilities. The financial information is attached as Exhibit 99.1.

This Form 8-K should not be read to modify or update disclosures as presented in the annual reports on Form 10-K or quarterly reports on Form 10-Q filed by WestRock, Rock-Tenn or MeadWestvaco for the covered periods.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01 Exhibits

(d)

99.1 WestRock Financial Information for Trailing Seven Quarters Reflecting Separation of Ingevity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2016

WESTROCK COMPANY

/s/ Robert B. McIntosh
Name:	Robert B. McIntosh
Title:	Executive Vice President, General Counsel and Secretary